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                                                                    EXHIBIT 10.5

                                    EXHIBIT E

                                    GUARANTY

      THIS GUARANTY (the "Guaranty") is executed as of [________], 2004, by HILLENBRAND INDUSTRIES, INC., an Indiana Corporation (the "Guarantor"), in favor of FORETHOUGHT LIFE INSURANCE COMPANY, an Indiana corporation ("FLIC").

                                    RECITALS:

      WHEREAS, FFS Holdings, Inc., a Delaware corporation ("HoldCo") and the Guarantor have entered into a Stock Purchase Agreement, dated as of February [__], 2004 (the "Stock Purchase Agreement"), pursuant to which the Guarantor has sold to HoldCo or to one or more of its Affiliates all of the outstanding common shares of Forethought Financial Services, Inc., an Indiana corporation, FLIC and Forethought Life Assurance Company, an Indiana corporation;

      WHEREAS, prior to the consummation of the transactions contemplated in the Stock Purchase Agreement, FLIC owned a 65% membership interest in Cornerstone Partners I, LLC ("Cornerstone I") pursuant to the First Amended and Restated Limited Liability Company Agreement of Cornerstone Partners I, LLC, dated October 1, 2002, and a 65% membership interest in Cambridge Hotel, LLC, formerly a wholly-owned subsidiary of Cornerstone I ("Cornerstone II"), pursuant to the First Amended and Restated Limited Liability Company Agreement of Cambridge Hotel, LLC, dated October 1, 2002.

      WHEREAS, as contemplated in the Stock Purchase Agreement, Guarantor has acquired certain real estate interests from FLIC, including FLIC's 65% membership interest in each of Cornerstone I and Cornerstone II.

      WHEREAS, Cornerstone I executed a secured promissory note in the principal amount of $22,750,000, dated as of June 8, 2001, in favor of Massachusetts Mutual Life Insurance Company (the "Mandarin Note"), for the purchase and operation of the Mandarin Hotel in San Francisco, California, and secured by a Deed of Trust and Security Agreement and Fixture Filing, dated as of June 8, 2001, covering real property and other property described therein;

      WHEREAS, FLIC and Massachusetts Mutual Life Insurance Company entered into a Loan Participation Agreement, dated as of June 7, 2001 (the "Mandarin Note Participation Agreement"), pursuant to which Massachusetts Mutual Life Insurance Company sold FLIC an undivided 65% loan participation interest in the Mandarin Note ("FLIC's Mandarin Note Participation Interest");

      WHEREAS, Cornerstone I executed an unsecured promissory note in the principal amount of $39,650,000, dated as of May 18, 2001, in favor of FLIC, for the financing the construction of the Marlowe Hotel in Cambridge, Massachusetts (the "Marlowe Note" and together with the Mandarin Note, the "Cornerstone Notes");

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      WHEREAS, Cornerstone I's obligations under the Marlowe Note were assigned to and assumed by Cornerstone II under an Assignment and Assumption Agreement among FLIC, Cornerstone I, and Cornerstone II, dated as of October 1, 2002;

      WHEREAS, the execution and delivery of this Guaranty by the parties hereto is a condition to the closing of the transaction contemplated by the Stock Purchase Agreement;

      NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Guarantor, intending to be legally bound, does hereby agree as follows:

      Section 1. Definitions. Capitalized terms used herein and not defined herein, unless otherwise indicated, have the respective meanings assigned to them in the Stock Purchase Agreement.

      Section 2. Guaranty. Guarantor does hereby fully, irrevocably and unconditionally guaranty the due, regular and punctual payment of all principal, interest, and other sums of any kind, nature or description whatsoever that Cornerstone I and Cornerstone II (collectively, the "Original Obligors"), or either of them, owe (whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter) under FLIC's Mandarin Note Participation Interest or under the Marlowe Note (collectively, the "Guaranteed Obligations"); provided, however, that any pre-payment fees, penalties or similar expenses relating to the pre-payment or refinancing of the Cornerstone Notes shall be excluded from this Guaranty. This is a guarantee of payment and not of collection. If any of the Original Obligors fails to pay any Guaranteed Obligation, Guarantor will pay such Guaranteed Obligation forthwith directly to FLIC upon FLIC's demand therefor in accordance with Sections 4 and 10.

      Section 3. Term. The obligations of the Guarantor as to the Guaranteed Obligations are continuing and irrevocable, and shall continue in full force and effect against the Guarantor until the Guaranteed Obligations have been indefeasibly repaid in full. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of either of the Original Obligors or any other person or entity or otherwise, as if such payment had not been made and whether or not FLIC is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

      Section 4. Enforcement of Guaranty. FLIC shall give Guarantor written notice of non-payment of an obligation due and payable by an Original Obligor under the Cornerstone Notes at the same time it gives notice of such non-payment to the applicable Original Obligor in accordance with the related Cornerstone Note. Guarantor shall have the right to cure a default (to the extent capable of cure by Guarantor) under the applicable Cornerstone Note within the cure period provided for therein, if any (the "Cure Period"). This Guaranty shall be enforceable against the Guarantor only at written notice to Guarantor stating that the amount claimed has become due and payable to FLIC by the Original Obligors and remains unpaid after the expiration of any applicable Cure Period (the "Payment Demand"). All payments to be made and obligations to be performed hereunder shall be payable to FLIC within 10 Business Days after receipt of the Payment Demand. All payments by the Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes.

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      Section 5. Authorization; Other Agreements. Subject to Section 4, FLIC is
hereby authorized, without notice to, or demand upon, the Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the Guaranteed Obligations of the Guarantor hereunder (which Guaranteed Obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:

            (a) supplement, renew, extend or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or any part of them, or otherwise modify, amend or change the terms of any Cornerstone Notes or other agreement, document or instrument now or hereafter executed by the Original Obligors or any of them, other than any increase of principal or the rate of interest thereon;

            (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Guaranteed Obligations, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations (including the Cornerstone Notes);

            (c) accept partial payments on the Guaranteed Obligations;

            (d) receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

            (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Guaranteed Obligations or any part of them or any other guaranty therefor, in any manner;

            (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Guaranteed Obligations or any part of them and otherwise deal with the Original Obligors or any other guarantor, maker or endorser;

            (g) apply to the Guaranteed Obligations any payment or recovery (x) from the Original Obligors, from any other guarantor, maker or endorser of the Guaranteed Obligations or any part of them or (y) from any Guarantor in such order as provided herein, in each case whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others;

            (h) apply to the Guaranteed Obligations any payment or recovery from the Guarantor of any sum realized from security furnished by such Guarantor upon its indebtedness to FLIC, whether or not such indebtedness relates to the Guaranteed Obligations; and

            (i) refund at any time any payment received by FLIC in respect of any Guaranteed Obligations, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the Guaranteed Obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such Guaranteed Obligations);

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even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Guaranteed Obligations that impairs any subrogation, reimbursement or other right of such Guarantor). For the avoidance of doubt, the provisions in this Section 5 do not require the Original Obligors to agree to do any of the foregoing.

      Section 6. Guaranty Absolute and Unconditional. The Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any Guaranteed Obligations arising in connection with or in respect of any of the following and hereby agrees that its Guaranteed Obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:

            (a) the invalidity or unenforceability of any of the Original Obligors' Guaranteed Obligations under the Cornerstone Notes or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Guaranteed Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part of them;

            (b) the absence of any attempt to collect the Guaranteed Obligations or any part of them from the Original Obligors or other action to enforce the same;

            (c) failure by FLIC to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

            (d) FLIC's election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

            (e) any borrowing or grant of a lien by the Original Obligors, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;

            (f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of FLIC's claim (or claims) for repayment of the Guaranteed Obligations ;

            (g) any use of cash collateral under Section 363 of the Bankruptcy Code;

            (h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

            (i) the avoidance of any lien in favor of the FLIC or any of them for any reason;

            (j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Original Obligors, any Guarantor or any of the Original Obligors' other Subsidiaries, including any discharge of, or bar or stay against collecting, any Guaranteed Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;

            (k) failure by FLIC to file or enforce a claim against the Original Obligors or its estate in any bankruptcy or insolvency case or proceeding;

            (l) any action taken by FLIC if such action is authorized hereby;

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            (m) any election following the occurrence of an event of default by
FLIC to proceed separately against the personal property collateral in accordance with it's rights under the UCC or, if the collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party's rights with respect to such real property; or

            (n) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any Guaranteed Obligations, other than the payment in full of the Guaranteed Obligations.

      Section 7. Waivers. Other than for the notices to Guarantor set forth in this Agreement, Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Guaranteed Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Original Obligors. Guarantor shall not, until the Guaranteed Obligations are irrevocably paid in full, assert any claim or counterclaim it may have against the Original Obligors or set off any of its Guaranteed Obligations to the Original Obligors against any Guaranteed Obligations of the Original Obligors to it. In connection with the foregoing, Guarantor covenants that its Guaranteed Obligations hereunder shall not be discharged, except by complete performance.

      Section 8. Subrogation. Upon payment of the Guaranteed Obligations to FLIC in full, the Guarantor shall be subrogated to the rights of FLIC against the Original Obligors with respect to the Guaranteed Obligations, and FLIC agrees to take at the Guarantor's expense such steps as the Guarantor may reasonably request to implement such subrogation.

      Section 9. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to FLIC that it has all necessary corporate power and authority to enter into this Guaranty, this Guaranty has been duly executed and delivered by Guarantor and constitutes a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

      Section 10. Notices. Notices under this Guaranty shall be deemed received if sent to the address specified below: (i) on the day received if served by overnight express delivery, (ii) on the next Business Day if served by facsimile transmission when sender has machine confirmation that facsimile was transmitted to the correct fax number listed below; it being understood and agreed, however, that a Payment Demand shall not be made by facsimile transmission, and (iii) five Business Days after mailing if sent by certified, first class mail, return receipt requested. Any party hereto may change its address to which notice is given hereunder by providing notice thereof in accordance with this Section 10.

      If to FLIC:

      [             ]
      [             ]
      [             ]
      Facsimile: [          ]
      Attention: [          ]

      If to Guarantor:

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      [             ]
      [             ]
      [             ]
      Facsimile: [          ]
      Attention: [          ]

      Section 11. Entire Agreement. This Guaranty shall constitute the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, whether written or oral, with respect thereto.

      Section 12. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      Section 13. Assignment; Binding Effect. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. This Guaranty is assignable by FLIC in connection with an assignment of the Cornerstone Notes or FLIC's Mandarin Note Participation Interest to permitted assignees thereof. Any assignment in violation of this Section 13 shall be void and shall have no force and effect, it being understood for the avoidance of doubt that in the event that a party shall merge or consolidate into another Person or enter into a business combination with another Person, such merger, consolidation or business combination shall not be deemed to be an assignment and, accordingly, no consent of any Person shall be required hereunder.

      Section 14. Severability. Whenever possible, each provision or portion of any provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Guaranty is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

      Section 15. Waivers and Amendments. This Guaranty may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance.

      Section 16. Effect of Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall not be construed as a part of this Agreement.

      Section 17. Counterparts. This Guaranty may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 18. No Third-Party Beneficiaries. Except as otherwise provided in this Guaranty, nothing in this Guaranty will confer any rights upon any Person that is not a party or a successor or permitted assignee of a party to this Guaranty.

      IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty on the date first above written.

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                                     HILLENBRAND INDUSTRIES, INC.

                                     By: _______________________________________
                                         Name:
                                         Title:

Accepted and Agreed to:

FORETHOUGHT LIFE INSURANCE COMPANY

By: ______________________________
    Name:
    Title:

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